SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [   ]

Check the appropriate box:

[ ] Preliminary proxy statement	[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material under Rule 14a-12.

RESTORATION HARDWARE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

N/A

     (2)  Aggregate number of securities to which transaction applies:

N/A

     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

     (4)  Proposed maximum aggregate value of transaction:

N/A

     (5)  Total fee paid:

N/A

     [   ] Fee paid previously with preliminary materials.

     [   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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May 31, 2002

TO THE STOCKHOLDERS OF RESTORATION HARDWARE, INC.:

      You are cordially invited to attend the annual meeting of the stockholders of Restoration Hardware, Inc. on July 10, 2002 at 9:30 a.m. Pacific Daylight Savings Time at Paradise Park, located at 3450 Paradise Drive, Tiburon, California 94925.

      At the annual meeting, you will be asked to do the following:

1. Elect the Class I directors to serve for a three-year term until the 2005 annual meeting of the stockholders or until their successors are duly elected and qualified;

2. Ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 1, 2003; and

3. Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

      You do not need to attend the annual meeting. Whether or not you attend, after reading the proxy statement, please mark, date, sign and return the enclosed proxy in the accompanying reply envelope. If you decide to attend the annual meeting, please notify the inspector of elections at the meeting if you wish to vote in person and your proxy will not be voted.

Sincerely yours,

GARY G. FRIEDMAN
President and Chief Executive Officer

MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL ONE: ELECTION OF DIRECTORS
EXECUTIVE OFFICERS AND DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE
PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS
ANNUAL REPORT
FORM 10-K
OTHER MATTERS
ANNEX A

RESTORATION HARDWARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 10, 2002

TO THE STOCKHOLDERS OF RESTORATION HARDWARE, INC.:

      NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Restoration Hardware, Inc., a Delaware corporation, will be held on July 10, 2002, at 9:30 a.m. Pacific Daylight Savings Time at Paradise Park, located at 3450 Paradise Drive, Tiburon, California 94925, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1. Elect the Class I directors to serve for a three-year term until the 2005 annual meeting of stockholders or until their successors are duly elected and qualified;

2. Ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 1, 2003; and

3. Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

      Only stockholders of record at the close of business on May 13, 2002 are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. The stock transfer books of the company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our principal executive offices.

      All stockholders are cordially invited to attend the annual meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses or because you hold both common stock and Series A preferred stock, each proxy should be signed and returned to ensure that all your shares will be voted. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the attached proxy statement.

Sincerely,

GARY G. FRIEDMAN
President and Chief Executive Officer

Corte Madera, California

May 31, 2002

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 10, 2002

General

      This proxy statement is furnished in connection with the solicitation by Restoration Hardware, Inc., a Delaware corporation, of proxies for the annual meeting of stockholders to be held on July 10, 2002 at 9:30 a.m. Pacific Daylight Savings Time. The annual meeting will be held at Paradise Park, located at 3450 Paradise Drive, Tiburon, California 94925. Our principal executive offices are located at 15 Koch Road, Suite J, Corte Madera, California 94925. Our telephone number at that address is (415) 924-1005. These proxy solicitation materials were first mailed on or about May 31, 2002 to all stockholders entitled to notice of, and to vote at, the annual meeting.

      All materials filed by us with the Securities and Exchange Commission can be obtained at the Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or through the SEC’s website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

Purpose of the Annual Meeting

      At our annual meeting, holders of our common stock and Series A preferred stock will be asked to:

1. Elect two Class I directors to serve for a three-year term until the 2005 annual meeting of stockholders or until their successors are duly elected and qualified;

2. Ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 1, 2003; and

3. Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

      Additionally, at our annual meeting, holders of our Series A preferred stock will be asked to:

Elect one Class I director to serve for a three-year term until the 2005 annual meeting of stockholders or until his successor is duly elected and qualified.

Record Date

      The close of business on May 13, 2002 has been fixed as the record date for determining the holders of shares of our common stock and Series A preferred stock entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

Revocability of Proxies

      If the shares are held in the stockholder’s name, the proxy relating to such shares and given pursuant to this solicitation may be revoked by such stockholder at any time before the proxy is voted by: (1) sending written notice of revocation to our Secretary, Kevin W. Shahan, at the address of our principal executive offices; (2) executing and delivering a proxy bearing a later date to our Secretary; or (3) attending the annual meeting and voting in person. If the shares are held in “street name,” such stockholder should follow the directions provided by such stockholder’s broker regarding how to revoke the proxy. Attendance at the annual meeting by a stockholder who has executed and delivered a valid proxy will not in and of itself constitute a revocation of the proxy.

Voting Rights of Stockholders, Quorum

      As of the close of business on the record date, we had 29,759,931 shares of our common stock outstanding and entitled to vote on all proposals presented at the annual meeting, other than the election of one Class I director for which only holders of our Series A preferred stock may vote. The shares of our common stock were held by 203 stockholders of record. We had 13,470 shares of our Series A preferred stock outstanding and entitled to vote on all proposals presented at the annual meeting, held by 9 stockholders of record. A majority of the shares of common stock and Series A preferred stock (on an as converted to common stock basis) entitled to vote, present in person or represented by proxy, shall constitute a quorum at the annual meeting, except that, with regard to the election of one Class I director for which only holders of our Series A preferred stock may vote, a majority of the shares of Series A preferred stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the annual meeting with regard to such Class I director vote.

      Each outstanding share of our common stock on the record date is entitled to one vote on all matters to come before the annual meeting, other than the election of one Class I director for which only holders of our Series A preferred stock may vote. Each outstanding share of our Series A preferred stock on the record date is entitled to 501 votes, on an as converted (and rounded to the nearest whole share) to common stock basis, on all matters to come before the annual meeting. A representative of Corporate Investor Communications will act as the inspector of elections for the annual meeting, and will tabulate the stockholder votes, abstentions and broker “non-votes” at the meeting.

      Our certificate of designation of Series A and Series B preferred stock, which became effective in March 2001, provides that the holders of Series A preferred stock may elect up to two directors to our board of directors. Accordingly, in March 2001, the holders of Series A preferred stock nominated, and our board appointed, Mark J. Schwartz and Glenn J. Krevlin to the board of directors on behalf of the holders of Series A preferred stock. Mr. Krevlin’s term as one of our directors expires at the annual meeting. As set out in our certificate of designation, so long as Reservoir Capital Group, L.L.C. and its affiliates and Glenhill Capital LP continue to hold at least 50% of the shares of Series A preferred stock originally issued to them or the equivalent number of shares of common stock upon any conversion of the Series A preferred stock, we will cause, and have caused, their designee to be nominated as one of our directors, and we have agreed to use our best efforts to cause the holders of our Series A preferred stock to elect their designee to our board of directors.

      If any stockholder is unable to attend the annual meeting, the stockholder may vote by proxy. When the proxy is returned properly completed, it will be voted as directed by the stockholder on the proxy. Stockholders are urged to specify their choices on the enclosed proxy. If a proxy is signed and returned without choices specified, in the absence of contrary instructions, the shares of our common stock or Series A preferred stock represented by the proxy will be voted “FOR” the director nominees and the other proposals to be presented at the annual meeting, and will be voted in the proxyholders’ discretion as to such other matters that may properly come before the annual meeting.

Required Vote for Approval

      For the proposal relating to the election of two director nominees by the holders of our common stock and Series A preferred stock, the two candidates receiving the greatest number of affirmative votes of the votes attached to the shares of our common stock and Series A preferred stock (on an as converted to common stock basis), voting together as a single class, will be elected, provided a quorum is present and voting. For the proposal relating to the election of one director nominee by the holders of our Series A preferred stock, the one candidate receiving the greatest number of affirmative votes of the votes attached to the shares of our Series A preferred stock will be elected, provided a quorum is present and voting. Our stockholders may not cumulate votes in the election of the director nominees. All other proposals will require the affirmative vote of a majority of the votes attached to shares of our common stock and Series A preferred stock (on an as converted to common stock basis), voting together as a single class, present or represented by proxy and entitled to vote at the annual meeting.

Abstentions, Broker “Non-Votes”

      Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker “non-votes” and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained. As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of the director nominees or issues requiring approval of a majority of the shares of voting stock entitled to vote and, therefore, do not have the effect of votes in opposition in such tabulations. With respect to the proposal regarding the election of the director nominees which requires a plurality vote, and the remaining proposals which require the affirmative vote of a majority of our common stock and Series A preferred stock present and entitled to vote, broker “non-votes” have no effect. Because abstentions will be included in the tabulations of the shares of our common stock and Series A preferred stock entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on all proposals other than the proposal for the election of the director nominees.

Cost of Solicitation

      We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxies and any additional solicitation materials furnished to the stockholders. We will furnish copies of solicitation materials to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the proxy solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the proxy solicitation materials to such beneficial owners. We may supplement the original solicitation of proxies by mail or by solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. We have also retained the services of Georgeson Shareholder to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. We estimate that we will pay a fee not to exceed $6,000 for its services and will reimburse it for certain out-of-pocket expenses that are usual and proper.

Deadline for Receipt of Stockholder Proposals

Requirements for Stockholder Proposals to Be Brought Before an Annual Meeting

      For stockholder proposals to be considered properly brought before an annual meeting, the stockholder must have given timely notice thereof in writing to our Secretary, Kevin W. Shahan. To be timely for the 2003 annual meeting, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices no later than March 12, 2003. A stockholder’s notice must accompany any stockholder proposal and shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on our books, of the stockholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of our voting securities which are owned beneficially and of record by the stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (iv) any material interest of the stockholder of record and the beneficial owner, if any, in such business.

Requirements for Stockholder Proposals to Be Considered for Inclusion in Our Proxy Materials

      Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended, and intended to be presented at our 2003 annual meeting of the stockholders must be received by our

Secretary, Kevin W. Shahan, at the address of our principal executive offices no later than January 31, 2003 in order to be considered for inclusion in our proxy materials for that meeting.

Discretionary Authority

      In addition, the proxy solicited by our board of directors for the 2003 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, other than proposals for which we receive notice no later than April 16, 2003.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE: ELECTION OF DIRECTORS

General

      Our second amended and restated certificate of incorporation, as amended, and our amended and restated bylaws provide for a classified board of directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. Our amended and restated bylaws provide that the authorized number of directors shall be set by resolution of the board of directors and such authorized number of directors may be changed only by resolution of our board. Our certificate of designation of Series A and Series B preferred stock requires the prior approval of two-thirds of the then outstanding Series A preferred stock, voting as a single class, to increase or decrease the authorized number of directors. Our board of directors has authorized a board of nine directors. The current board consists of eight persons. At each annual meeting of the stockholders, directors will be elected for a term of three years to succeed those directors whose terms are expiring.

Classified Board

      Our board is currently composed of the following classes of directors:

Class	Expiration	Member

Class I	2002	Damon H. Ball, Raymond C. Hemmig and Glenn J. Krevlin
Class II	2003	Robert E. Camp and Mark J. Schwartz
Class III	2004	Stephen J. Gordon, Gary G. Friedman and Thomas M. Bazzone

Class I Directors

      At the annual meeting, holders of our common stock and Series A preferred stock will elect two Class I directors, each to serve a three year term until the 2005 annual meeting of stockholders or until a successor is duly elected or appointed and qualified or until the director’s earlier resignation or removal. In addition, at the annual meeting, holders of our Series A preferred stock will elect one Class I director to serve a three year term until the 2005 annual meeting of stockholders or until a successor is duly elected or appointed and qualified or until the director’s earlier resignation or removal. The director nominees have agreed to serve if elected, and we have no reason to believe that such nominees will be unwilling or unable to serve. In the event any director nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by our board of directors to fill the vacancy. Proxies received will be voted “FOR” the nominees named below, unless marked to the contrary.

Information About Class I Director Nominees

      The following two director nominees are to stand for election by the holders of our common stock and our Series A preferred stock:

1. Damon H. Ball. Mr. Ball has served as one of our directors since May 1997. Since May 2002, Mr. Ball has served as Managing Director of Saratoga Partners, a private equity investment fund. From August 2001 to May 2002, Mr. Ball served as Senior Advisor to Saratoga Partners. Mr. Ball also has served, since May 1999, as the President and Managing Director of Sextant Capital Advisors, LLC, a financial advisory company formed by Mr. Ball. Previously, Mr. Ball was with Desai Capital Management Incorporated for ten and a half years where he served as a Senior Vice President from 1992 to 1999, and as a Vice President prior to such time.

2. Raymond C. Hemmig. Mr. Hemmig has served as one of our directors since June 1994. He has served as the Chairman of Ace Cash Express, Inc., a chain of retail financial services stores, since October 1998 and as the general partner of Retail & Restaurant Growth Capital, L.P., a private investment partnership, since 1995. Mr. Hemmig served as the Chief Executive Officer of Ace from 1988 to 1994. He also serves on the boards of several private companies. Previously, Mr. Hemmig was a foodservice, retail and franchise industries consultant from 1985 to 1988. He served as an Executive Vice President of Grandy’s Inc., a subsidiary of Saga Corp., from 1983 to 1985, and was a Vice President and the Chief Operating Officer of Grandy’s Country Cookin’, the predecessor restaurant company, from 1980 to 1983. He also worked with Hickory Farms of Ohio, Inc. from 1973 to 1980 in various operational and executive positions.

      The following director nominee is to stand for election by the holders of our Series A preferred stock:

Glenn J. Krevlin. Mr. Krevlin was appointed by our board of directors to serve as a member of the board in March 2001. Mr. Krevlin has served as the managing member of GJK Capital Management, LLC since January 2001. GJK Capital Management, LLC is the general partner of Glenhill Capital LP, an investment partnership. Previously, Mr. Krevlin was a general partner at Cumberland Associates LLC, an investment firm, from 1994 to December 2000.

Vote Required

      Assuming the presence of a quorum, our two Class I directors to stand for election by the holders of our common stock and our Series A preferred stock will be elected, from among those persons nominated, by the affirmative vote of holders of a plurality of our common stock and Series A preferred stock (on an as converted to common stock basis), voting together as a single class, present in person or represented by proxy and entitled to vote at the annual meeting. Nominees who receive the first and second highest number of votes in favor of their election will be elected, regardless of the number of abstentions or broker “non-votes.” Assuming the presence of a quorum, our one Class I director to stand for election by the holders of our Series A preferred stock will be elected, from those persons nominated, by the affirmative vote of holders of a plurality of our Series A preferred stock present in person or represented by proxy and entitled to vote at the annual meeting. The nominee who receives the highest number of votes in favor of his election will be elected, regardless of the number of abstentions or broker “non-votes.”

Recommendation of the Board of Directors

      OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ELECTION OF THE DIRECTOR NOMINEES AND UNANIMOUSLY RECOMMENDS A VOTE FOR SUCH DIRECTOR NOMINEES.

EXECUTIVE OFFICERS AND DIRECTORS

      The following table sets forth information regarding our executive officers and directors as of May 13, 2002.

Name	Age	Position

Stephen J. Gordon(3)(6)	51	Chairman of the Board of Directors
Gary G. Friedman(3)(4)(5)	44	President, Chief Executive Officer and Director
Thomas M. Bazzone	35	Executive Vice President, Chief Operating Officer, Assistant Secretary and Director
Kevin W. Shahan	48	Vice President, Chief Financial Officer and Secretary
Damon H. Ball(1)(3)	45	Director
Robert E. Camp(1)	58	Director
Raymond C. Hemmig(1)(2)	52	Director
Glenn J. Krevlin(1)(3)	42	Director
Mark J. Schwartz(2)(3)	44	Director

(1)	Member of the audit committee

(2)	Member of the compensation committee

(3)	Member of the nominating committee

(4)	Member of the secondary committee under the 1998 stock incentive plan

(5)	Member of the special purpose committee for non-plan option grants

(6)	Member of the secondary committee under the 1998 stock incentive plan until May 16, 2001

      Stephen J. Gordon founded the company in 1980 and is currently the Chairman of our board of directors. Mr. Gordon’s term as a director expires at the 2004 annual meeting of stockholders. Until the recruitment of a professional management team in 1994 and 1995, Mr. Gordon actively managed all aspects of our business, including acting as both our President and Chief Executive Officer from June 1987 to August 1998, and continued as our Chief Executive Officer from August 1998 until March 2001.

      Gary G. Friedman joined us as our Chief Executive Officer in March 2001. He was appointed by our board as a director at the same time, and his term as a director expires at the 2004 annual meeting of stockholders. In November 2001, he also was appointed our President. Prior to joining us, Mr. Friedman was for 13 years with Williams-Sonoma, Inc., a specialty retailer of high quality products for the home, where he served in various capacities, including as President and Chief Operating Officer from May 2000 to March 2001, and as Chief Merchandising Officer and President of Retail Stores from 1995 to 2000.

      Thomas M. Bazzone joined us as our Executive Vice President, Chief Operating Officer and Assistant Secretary in July 2001. He was appointed by our board as a director at the same time and his term as a director expires at the 2004 annual meeting of stockholders. Prior to joining us, Mr. Bazzone served as President and Chief Operating Officer of RedEnvelope, Inc., a multi-channel specialty gift retailer, from July 1999 to July 2001. Prior to RedEnvelope, Inc., Mr. Bazzone was at Williams-Sonoma, Inc., a specialty retailer of high quality products for the home, where he held various positions from May 1995 to February 1999, including Vice President of Merchandise Operations for the direct-to-customer division.

      Kevin W. Shahan joined us as our Vice President and Chief Financial Officer in December 2001. In March 2002, he was appointed our Secretary. Prior to joining us, Mr. Shahan was Chief Financial Officer and Vice President of Operations of NextMonet, Inc., an internet and catalog retailer of fine art products, from November 1999 through November 2001. From August 1998 through November 1999, Mr. Shahan was the Vice President and Chief Financial Officer Retail of Coach, Inc., a leading American marketer of fine accessories and gifts for women and men. Previously, from February 1994 to August 1998, he was Vice President and Chief Financial Officer of Smith & Hawken, LTD., a multi-channel, specialty retailer of garden and home products.

      Damon H. Ball has served as one of our directors since May 1997, and his term as a director expires at the 2002 annual meeting of stockholders. Since May 2002, Mr. Ball has served as Managing Director of Saratoga Partners, a private equity investment fund. From August 2001 to May 2002, Mr. Ball served as Senior Advisor to Saratoga Partners. Mr. Ball also has served, since May 1999, as the President and Managing Director of Sextant Capital Advisors, LLC, a financial advisory company formed by Mr. Ball. Previously, Mr. Ball was with Desai Capital Management Incorporated for ten and a half years where he served as a Senior Vice President from 1992 to 1999, and as a Vice President prior to such time.

      Robert E. Camp has served as one of our directors since June 1994, and his term as a director expires at the 2003 annual meeting of stockholders. Since July 1999, he has served as the Chairman and Chief Executive Officer of Kitchen Etc., Inc., a New England based specialty retailer of cooking and dining products. Mr. Camp also owns and operates Hero’s Welcome, Inc., a general store and mail order operation, which he and his wife founded in 1993. He is the former President and Chief Executive Officer of Pier 1 Imports Inc., the specialty retailer of imported decorative home furnishings and gifts, and was associated with that company from 1967 to 1985. In 1971, Mr. Camp co-founded Import Bazaar Ltd., a Canadian-based import business, which was subsequently sold to Pier 1 Imports Inc. In 1986, he founded Simpson and Fisher Companies, Inc., a specialty retail holding company, where he was President and Chief Executive Officer from June 1986 through April 1992.

      Raymond C. Hemmig has served as one of our directors since June 1994, and his term as a director expires at the 2002 annual meeting of stockholders. He has served as the Chairman of Ace Cash Express, Inc., a chain of retail financial services stores, since October 1998 and as the general partner of Retail & Restaurant Growth Capital, L.P., a private investment partnership, since 1995. Mr. Hemmig served as the Chief Executive Officer of Ace from 1988 to 1994. He also serves on the boards of several private companies. Previously, Mr. Hemmig was a foodservice, retail and franchise industries consultant from 1985 to 1988. He served as an Executive Vice President of Grandy’s Inc., a subsidiary of Saga Corp., from 1983 to 1985, and was a Vice President and the Chief Operating Officer of Grandy’s Country Cookin’, the predecessor restaurant company, from 1980 to 1983. He also worked with Hickory Farms of Ohio, Inc. from 1973 to 1980 in various operational and executive positions.

      Glenn J. Krevlin was appointed by our board of directors to serve as a member of the board in March 2001, and his term as a director expires at the 2002 annual meeting of stockholders. Mr. Krevlin has served as the managing member of GJK Capital Management, LLC since January 2001. GJK Capital Management, LLC is the general partner of Glenhill Capital LP, an investment partnership. Previously, Mr. Krevlin was a general partner at Cumberland Associates LLC, an investment firm, from 1994 to December 2000.

      Mark J. Schwartz was appointed by our board of directors to serve as a member of the board in March 2001, and his term expires at the 2003 annual meeting of the stockholders. Mr. Schwartz has served as the President and Chief Executive Officer of Palladin Capital Group, Inc., a New York-based merchant banking firm, since August 1997. As part of his role with Palladin Capital Group, Inc., Mr. Schwartz also is the managing member of Palladin Investments, LLC, the managing member of Palladin Capital IX, LLC. He also served as the Chairman and Chief Executive Officer of Nine West Group, Inc., a shoe retailer, from June 1999 to February 2000. From April 1994 to July 1997, Mr. Schwartz was a member of Rosecliff, Inc., a New York-based merchant banking firm, most recently as the President. Mr. Schwartz also serves on the boards of several private companies, including MarketMax, Inc., a leading provider of collaborative planning and optimization software for retailers and suppliers, and Balance Pharmaceuticals, Inc., a bio-pharmaceutical company developing therapeutics relating to oncology and women’s health.

      In connection with our Series A and B preferred stock financing in March 2001, we hired Mr. Friedman as our new Chief Executive Officer and our board of directors appointed Mr. Friedman as a Class III director to our board. Mr. Friedman filled a vacancy on our board created by the resignation of Thomas A. Christopher just prior to the effective date of the board’s appointment of Mr. Friedman.

      In addition, our certificate of designation provides that the holders of Series A preferred stock may elect up to two directors to our board of directors. Moreover, as long as Palladin Capital Group, Inc. and its affiliates continue to hold at least 50% of the shares of Series A preferred stock originally issued to them or an equivalent number of shares of common stock upon any conversion of Series A preferred stock, we will cause a designee of Palladin Capital Group, Inc. and its affiliates to be nominated as one of our directors, and we will use our best efforts to cause the election of the designee to our board of directors. Similarly, as long as Reservoir Capital Group, L.L.C. and its affiliates and Glenhill Capital LP continue to hold at least 50% of the shares of Series A preferred stock originally issued to them or the equivalent number of shares of common stock upon any conversion of the Series A preferred stock, we will cause their designee to be nominated as one of our directors, and we will use our best efforts to cause the election of the designee to our board of directors. Accordingly, the holders of Series A preferred stock nominated, and our board then appointed, Mark J. Schwartz to the board of directors on behalf of Palladin Capital Group, Inc. and its affiliates and Glenn J. Krevlin to the board of directors on behalf of Reservoir Capital Group, L.L.C. and its affiliates and Glenhill Capital LP. Mr. Krevlin filled a newly-created directorship on our board and his term as a director expires at the annual meeting. Mr. Schwartz filled a vacancy on our board created by the resignation of Ann Rhoades on March 22, 2001 and his term as a director expires at our annual meeting of stockholders in 2003. So long as the holders of the Series A preferred stock remain entitled to elect Series A director(s), each Series A director will be up for election upon the expiration of their respective terms.

Relationship Among Directors or Executive Officers

      There are no family relationships among any of our directors or executive officers.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      Our board of directors held 12 meetings during the fiscal year ended February 2, 2002. Our board of directors has an audit committee, a compensation committee, a nominating committee and a secondary committee under the 1998 stock incentive plan and a special purpose committee for non-plan option grants. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our board of directors, and (ii) the total number of meetings held by all committees of our board on which such director served, during the fiscal year ended February 2, 2002.

      Our audit committee currently consists of Messrs. Ball, Camp, Hemmig and Krevlin. It recommends engagement of our independent auditors and is primarily responsible for reviewing the scope of the audit performed by our independent auditors and their compensation, reviewing their reports regarding our accounting practices and systems of internal accounting controls, and any change in accounting principles, significant audit adjustments prepared by the auditors and any recommendation our independent auditors may have with respect to accounting policies and procedures. Our audit committee held 4 meetings during the fiscal year ended February 2, 2002. Our board adopted and approved a charter for the audit committee on April 13, 2000, a copy of which is attached as Annex A. The members of our audit committee are “independent” as that term is defined in Rule 4200(a)(14) of the Listing Standards of the National Association of Securities Dealers.

      Our compensation committee currently consists of Messrs. Hemmig and Schwartz. It is primarily responsible for reviewing and approving our general compensation policies and recommending compensation levels for our executive officers. Our compensation committee also has concurrent authority with our secondary committee to administer aspects of our 1998 stock incentive plan. With regard to our executive officers, our compensation committee has sole and exclusive authority to administer aspects of the plan and to make discretionary option grants under the plan to such persons. Mr. Schwartz replaced Ms. Rhoades as a board member and a member of our compensation committee when she resigned in March 2001. Additionally, Marshall Payne, our former director, served on the compensation committee until his resignation in November 2001. Our compensation committee held 5 meetings during the fiscal year ended February 2, 2002.

      Our nominating committee currently consists of Messrs. Ball, Friedman, Gordon, Krevlin and Schwartz and is primarily responsible for nominating new members to our board of directors. Until her resignation in March 2001, Ms. Rhoades also served on the nominating committee. Our nominating committee is willing to consider nominees recommended by our stockholders, subject to timely receipt at our principal executive offices, attention Secretary, Kevin W. Shahan, of any stockholder proposal relating to the nomination not less than 120 days prior to any meeting of the stockholders called for the election of directors. A stockholder’s notice must accompany any stockholder proposal and must contain a written consent from each proposed nominee to serve as a director if so elected and the following information with respect to the director nominee and each person who participates or is expected to participate in making the director nomination or who organizes, directs or finances such nomination or the solicitation of proxies for such nomination: (a) name, age, residence, address and business address of the proposed nominee and each such person; (b) principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on by each proposed nominee and of such other person; (c) amount of stock of our company owned beneficially by each proposed nominee and each such person; and (d) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which our company will or may be a party. The nominating committee held no meetings during the fiscal year ended February 2, 2002.

      Our secondary committee under the 1998 stock incentive plan currently consists of Mr. Friedman and has concurrent authorization with the compensation committee to make discretionary option grants under our 1998 stock incentive plan to eligible individuals other than our executive officers pursuant to guidelines issued from time to time by our board. Until his resignation in March 2001, Mr. Christopher also served on the secondary committee under the 1998 stock incentive plan. Additionally, Mr. Gordon served on the secondary committee under the 1998 stock incentive plan until his resignation from such committee in May 2001. The committee held 13 meetings during the fiscal year ended February 2, 2002.

      Our special purpose committee for non-plan option grants currently consists of Mr. Friedman. The special committee has concurrent authorization with our board to make option grants exercisable for up to an aggregate 1,000,000 shares of common stock outside of the 1998 stock incentive plan to eligible individuals other than our executive officers pursuant to guidelines issued from time to time by our board. Our board or the compensation committee also may, in either’s sole discretion and at any time, restrict or withdraw from the special purpose committee, as to any particular matters or categories of matters, the authority to make any or certain option grants. The committee held two meetings during the fiscal year ended February 2, 2002.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

      The following table provides summary information concerning the compensation earned by our current Chief Executive Officer, our former Chief Executive Officer and current Chairman of our board of directors, and the one other most highly compensated executive officer whose salary and bonus for the fiscal year ended February 2, 2002 was in excess of $100,000, for their services to the company and our subsidiaries, for the fiscal years ended February 2, 2002, February 3, 2001 and January 29, 2000. In addition, two former executive officers (one of whom continues to work for us in a non-executive officer capacity), whose salary and bonus for the fiscal year ended February 2, 2002 were in excess of $100,000, have been included in the following table on the basis of salary and bonus earned for the fiscal year ended February 2, 2002, although they were not serving in the capacity of executive officers of our company at the fiscal year end. The executive officers listed below are referred to as the “Named Executive Officers.”

Summary Compensation Table

					Long-Term
					Compensation
					Awards

					Number of
					Securities
				Other Annual	Underlying
		Salary	Bonus	Compensation	Options	All Other
Name and Principal Position	Year	($)	($)	($)(1)	(#)(2)	Compensation(3)

Stephen J. Gordon	2001	$347,265	$—	$16,400	—	$3,236
Chairman of the Board and	2000	275,000	—	11,400	—	2,010
former Chief Executive	1999	272,115	—	11,400	—	808
Officer
Gary G. Friedman	2001	$328,642	$—	$950	1,400,000	$—
Chief Executive Officer,	2000	—	—	—	—	—
President and Director	1999	—	—	—	—	—
Thomas M. Bazzone	2001	$146,973	$—	$2,250	400,000	$—
Executive Vice President, Chief	2000	—	—	—	—	—
Operating Officer, Assistant	1999	—	—	—	—	—
Secretary and Director
Cynthia Love	2001	$164,365	$16,830 (4)	$—	5,000	$665
Vice President, Finance,	2000	57,596	—	—	30,000	—
Assistant Treasurer and	1999	—	—	—	—	—
former Acting Chief Financial Officer
Thomas A. Christopher	2001	$225,671 (5)	$—	$7,850	—	$507
Former President, former	2000	220,000	—	11,400	—	2,242
Chief Operating Officer,	1999	221,414	—	11,400	—	804
former Assistant Secretary and former Director

(1)	“Other Annual Compensation” includes, for each of fiscal years 2001, 2000 and 1999, car allowances provided to Messrs. Gordon, Friedman, Bazzone and Christopher as well as, for fiscal year 2001, tax services paid on behalf of Mr. Gordon and Mr. Christopher.

(2)	The options listed in the table were granted under our 1998 stock incentive plan, our non-plan option program and/or pursuant to individual grants by our board of directors.

(3)	“All Other Compensation” represents contributions made by us to our 40l(k) plan, which was implemented in November l997, on behalf of the executive officers.

(4)	Reflects a signing bonus payable in April 2001 upon Ms. Love’s completion of 6 months of employment with us.

(5)	For fiscal year 2001, $45,985 was earned by Mr. Christopher prior to the termination of his employment with us and the remaining amount included within the category of “Salary” represents severance payments made to Mr. Christopher throughout the remainder of fiscal 2001.

Stock Options and Stock Appreciation Rights

      The following table contains information concerning the stock options granted to the Named Executive Officers during the fiscal year ended February 2, 2002. All grants were made under our 1998 stock incentive plan, our non-plan option program and/or pursuant to individual grants by our board of directors. No stock appreciation rights were granted to the Named Executive Officers during such fiscal year.

	Individual Grants
						Potential Realizable Value at
	Number of	Percentage of				Assumed Annual Rates of
	Securities	Total Options				Stock Price Appreciation for
	Underlying	Granted to				Option Term
	Options	Employees in	Exercise		Expiration
Name	Granted	Fiscal Year	Price		Date	5%	10%

Stephen J. Gordon	—	—%	$—		—	$—	$—
Gary G. Friedman	1,200,000 (1)	35%	$1.75	(5)	3/17/11	$1,320,679	$3,346,859
	200,000 (2)	6%	$6.00	(6)	3/17/11	$754,674	$1,912,491
Thomas M. Bazzone	400,000 (3)	12%	$5.50	(7)	7/16/11	$1,383,568	$3,506,233
Thomas A. Christopher	—	—%	$—		—	$—	$—
Cynthia Love	5,000 (4)	0.1%	$3.67	(8)	10/17/11	$11,540	$29,245

(1)	The options vest in three equal annual installments upon the optionee’s completion of each of the three years of service with us after the grant date. Under the terms of an early exercise right, the optionee exercised the options in full, subject to our right to repurchase the shares acquired at the original exercise price of the options. Our repurchase right terminates with respect to any shares in which the optionee vests in accordance with the optionee’s vesting schedule. Moreover, the shares will vest in full in the event we experience a change in control. In addition, the shares will vest in full should the optionee voluntarily terminate employment with us for good reason (as specified in the optionee’s compensation and severance agreement), death or disability or should the optionee’s employment with us be terminated for any reason other than termination by us for cause, death or disability.

(2)	The options are exercisable in three equal annual installments upon the optionee’s completion of each of the three years of service with us after the grant date. The options have a maximum term of ten years measured from the grant date, subject to earlier termination in certain circumstances following the optionee’s cessation of service with us. Moreover, the options will vest in full in the event we experience a change in control. In addition, the options will vest in full should the optionee voluntarily terminate employment with us for good reason (as specified in the optionee’s compensation and severance agreement), death or disability or should the optionee’s employment with us be terminated for any reason other than termination by us for cause, death or disability.

(3)	The options are exercisable in three equal annual installments upon the optionee’s completion of each of the three years of service with us after the grant date. The options have a maximum term of ten years measured from the grant date, subject to earlier termination in certain circumstances following the optionee’s cessation of service with us. However, should the optionee be terminated for any reason other than cause, or should the optionee’s employment terminate under certain circumstances following a change in control in us, the options automatically shall become vested and exercisable for shares at the time represented by the options which would have been vested within one year measured from the employment termination date. The options also will vest in full in the event we experience a change in control, unless the options are assumed by the successor corporation or otherwise continued or replaced with a cash incentive program following the change in control.

(4)	The options are exercisable in three equal annual installments upon the optionee’s completion of each of the three years of service with us after the grant date. The options have a maximum term of ten years measured from the grant date, subject to earlier termination in certain circumstances following the optionee’s cessation of service with us. The options also will vest in full in the event we experience a change in control, unless the options are assumed by the successor corporation or otherwise continued or replaced with a cash incentive program following the change in control.

(5)	The exercise price of the options was the fair market value of the shares underlying the options on the date of grant. The aggregate exercise price of the options was paid in the form of $50,000 in cash and a note to us in the amount of $2,050,000 secured by shares of common stock and preferred stock of the optionee. The note accrues interest at a rate per annum of 8.5%, compounded annually, and accrued and unpaid interest on the note is due and payable annually on March 22 of each year. All principal owing under the note together with any accrued and unpaid interest is due and payable on March 22, 2004.

(6)	The exercise price of the options was set in excess of the fair market value of the shares underlying the options on the date of grant. The exercise price may be paid in cash or in shares of common stock valued at the fair market value on the exercise date. Alternatively, the options may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. Our board of directors may also assist the optionee in the exercise of the options by authorizing the optionee to deliver a full-recourse promissory note payable to us.

(7)	The exercise price of the options was the fair market value of the shares underlying the options on the date of grant. The exercise price may be paid in cash or in shares of common stock valued at the fair market value on the exercise date. Alternatively, the options may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. Our board of directors may also assist the optionee in the exercise of the options by authorizing the optionee to deliver a full-recourse promissory note payable to us. Any such promissory note shall bear interest at a market rate based on the rate environment at the date the options are exercised and the credit standing of the optionee.

(8)	The exercise price of the options was the fair market value of the shares underlying the options on the date of grant. The exercise price may be paid in cash or in shares of common stock valued at the fair market value on the exercise date. Alternatively, the options may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The compensation committee, as the plan administrator of these options granted under the 1998 stock incentive plan, may also assist the optionee in the exercise of the options by authorizing the optionee to deliver a full-recourse promissory note payable to us. Any such promissory note shall bear interest at a market rate based on the rate environment at the date the options are exercised and the credit standing of the optionee.

Aggregated Option/ SAR Exercises and Fiscal Year-End Values

      The following table sets forth information, with respect to the Named Executive Officers, concerning the exercise of options during the fiscal year ended February 2, 2002 and the unexercised options held by them at such fiscal year end. No stock appreciation rights were exercised by any Named Executive Officer during the fiscal year ended February 2, 2002, and no stock appreciation rights were outstanding at such fiscal year end.

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares	Value	Fiscal Year-End(#)		Fiscal Year-End($)(2)
	Acquired on	Realized
	Exercise(#)	(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Stephen J. Gordon	210,000	$857,500	95,900	—	$—	—
Gary G. Friedman	1,200,000 (3)	$0	—	200,000	$—	$900,000
Thomas M. Bazzone	—	$—	—	400,000	$—	$2,000,000
Thomas A. Christopher	52,500	$149,678	—	—	$—	—
Cynthia Love	—	$—	10,000	25,000	$75,625	$185,400

(1)	Represents the positive spread between the fair market value of the purchased shares on the exercise date and the option exercise price paid for those shares.

(2)	Represents the positive spread between the fair market value of our common stock as of February 2, 2002 ($10.50 per share) and the option exercise price payable for those shares.

(3)	While the shares subject to the options were immediately exercisable, the shares purchased under such options are subject to repurchase by us, at the exercise price paid per share, upon the optionee’s cessation of service with us prior to full vesting of the shares.

Director Compensation

      Under the automatic option grant program in effect under our 1998 stock incentive plan, each individual who first joins our board of directors as a non-employee director will receive, at the time of his or her initial election or appointment, an option to purchase 7,000 shares of our common stock, provided such person has not previously been in our employment. In addition, on the date of each annual stockholders meeting, each individual who continues to serve as a non-employee director, whether or not such individual is standing for re-election at that particular annual meeting, will be granted an option to purchase an additional 3,500 shares of our common stock, provided such individual has served as a non-employee member of our board for at least the preceding six months. Each grant under the automatic option grant program will have an exercise price per share equal to the fair market value per share of our common stock on the grant date, and will have a maximum term of 10 years, subject to earlier termination should the optionee cease to serve as one of our directors.

      Each of Messrs. Ball, Camp and Hemmig and as well as Mr. Payne, now a former director, received an automatic option grant on July 11, 2001 for 3,500 shares of our common stock. The exercise price per share in effect under each such option was $5.50, which was the fair market value per share of our common stock on the grant date. Each option granted under the automatic option grant program is immediately exercisable for all shares subject to the option, but any shares purchased under the option grant will be subject to repurchase by us, at the exercise price paid per share, upon the optionee’s cessation of service as a director prior to the full vesting of those shares. The 3,500 shares subject to each annual automatic option grant shall vest, and our repurchase right shall lapse, in a series of three successive equal annual installments over the non-employee board member’s period of continued service as a board member, with the first installment to vest upon the non-employee board member’s completion of one year of service as a board member measured from the option grant date.

      Directors who are not employees of our company or one of our subsidiaries receive an annual retainer fee of $5,000, payable in $1,250 increments at the end of each calendar quarter. In addition, for each board meeting attended in such year in excess of four board meetings, each non-employee board member receives an additional fee of $1,000, and for each committee meeting of our board of directors attended in a calendar year in excess of two committee meetings, each non-employee board member receives an additional fee of $500.

      Under the director fee option grant program in effect under our 1998 stock incentive plan, each non-employee board member has the opportunity to apply all or a portion of any annual $5,000 retainer fee otherwise payable in cash to the acquisition of a below-market option grant. The option grant will automatically be made on the first trading day in January in the year for which the annual retainer fee would otherwise be payable in cash. The option will have an exercise price per share equal to one-third of the fair market value of our common stock on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the annual retainer fee applied to the program by two-thirds of the fair market value per share of our common stock on the grant date. The shares subject to the option will become exercisable in twelve equal monthly installments over the calendar year in which the below-market option grant was made. However, the shares subject to the option will become immediately exercisable upon (i) specified changes in the ownership or control of our company, or (ii) the death or disability of the optionee while serving as a board member.

      Each of Messrs. Ball, Camp, Hemmig, Krevlin and Schwartz received an option grant under the director fee option grant program on January 2, 2002 for 891 shares of our common stock. The exercise price per share in effect under each such option was $2.81 or one-third of the fair market value per share of our common stock on the grant date.

      In the discretion of our board of directors, we may provide our directors with additional compensation for their services as a director or a member of a board committee. At the end of fiscal 2000, we provided additional compensation to Mr. Ball for his additional duties associated with his position as Chairman of our board’s then-existing finance committee which was actively involved in our Series A and B preferred stock financing. The additional compensation was in the form of a ten-year option grant to purchase 30,000 additional shares of our common stock at $1.7188 per share on February 5, 2001 and a ten-year option grant to purchase 20,000 additional shares of our common stock at $2.1875 per share on March 21, 2001, both under our 1998 stock incentive plan, as well as a cash award of $20,000 per month from January 29, 2001 until the end of March 2001.

Employment Contracts, Termination of Employment and Change in Control Arrangements

      We do not presently have employment contracts in effect with any of our executive officers, and their employment may be terminated at any time at the discretion of our board of directors.

Mr. Gordon’s Severance Agreement

      We entered into a severance agreement with Mr. Gordon effective as of March 21, 2001, whereby we agreed to provide Mr. Gordon with a number of benefits should his employment with us terminate.

•	If Mr. Gordon’s employment is terminated by us for cause, or due to his disability, death or retirement, or by Mr. Gordon, he is entitled to accrued salary and vacation pay through the termination date.

•	If Mr. Gordon’s employment is terminated by us other than for cause, death or disability before the second anniversary of the date of the agreement, he is entitled to (a) all accrued salary and vacation pay through the termination date, (b) continuation of his base salary at the time of termination for 24 months, and (c) continuation of his medical benefit coverage until the later of the date he becomes entitled to medical benefits from another employer or 24 months from the date of termination, subject to Mr. Gordon’s payment of applicable premiums, if any, at the same rate that would have applied had he remained an officer of our company.

•	If Mr. Gordon’s employment is terminated by us other than for cause, death or disability on or after the second anniversary of the date of the agreement, he is entitled to (a) all accrued salary and vacation pay through the termination date, (b) continuation of his base salary at the time of termination until the later of the fourth anniversary of the date of the agreement or one year after the termination date, and (c) continuation of his medical benefit coverage until the later of the date he becomes entitled to medical benefits from another employer or the end of the period of his base salary continuation, subject to Mr. Gordon’s payment of applicable premiums, if any, at the same rate that would have applied had he remained an officer of our company.

      Further, Mr. Gordon agrees not to solicit, directly or indirectly, any of our employees or assist a competitor or other employer in taking such action during his period of employment with us and for twelve months following termination of his employment.

      Mr. Gordon’s severance agreement was attached as an exhibit to our annual report on Form 10-K filed with the Securities and Exchange Commission on May 4, 2001. Please review such filed exhibit to the Form 10-K for additional details of the severance agreement.

Mr. Friedman’s Employment Arrangement

      In connection with the hiring of Mr. Friedman as our new Chief Executive Officer, we agreed upon the terms and conditions of his employment in an offer letter dated March 15, 2001. Mr. Friedman’s offer letter provides for an initial annual salary of $400,000 and eligibility for annual bonus compensation, targeted at 100% of his annual salary, with the amount actually payable based on the level of achievement of performance goals mutually agreed to by Mr. Friedman and our board of directors or our compensation committee. Mr. Friedman is eligible for other benefits, including group health benefits, participation in our 401(k) plan, a car allowance of $950 per month and extra contribution to disability insurance coverage. In addition, as part of Mr. Friedman’s compensation package, we sold Mr. Friedman shares of our common stock and preferred stock and also granted him options, some of which he exercised, to purchase shares of our common stock. In connection with this sale of preferred and common stock to Mr. Friedman, we also made a full recourse loan to him, which is secured by shares of common stock and preferred stock purchased by Mr. Friedman. All of the loan proceeds were used by him to purchase a portion of this stock. Mr. Friedman’s employment is at will and may be terminated by either party at any time, with or without cause, but is subject to the terms of the compensation and severance agreement discussed below.

Mr. Friedman’s Compensation and Severance Agreement

      In order to retain the services of Mr. Friedman, we also entered into a compensation and severance agreement with Mr. Friedman effective as of March 21, 2001. We agreed to provide Mr. Friedman with a number of benefits should his employment terminate.

•	If Mr. Friedman’s employment is terminated by us for cause, or due to his disability, death or retirement, or by Mr. Friedman other than for good reason, as specified in the agreement, he is entitled to accrued salary and vacation pay through the termination date.

•	If Mr. Friedman’s employment terminates within 18 months of a change of control of our company (other than if terminated by us for cause, or due to his disability, death or retirement, or by Mr. Friedman other than for good reason), he is entitled to (a) all accrued salary and vacation pay through the termination date, (b) a bonus pro-rated for the year of termination, and (c) an amount in cash equal to three times the sum of (i) his base salary at the time of termination and (ii) a bonus amount equal to the greater of 100% of the last annual incentive payment paid to Mr. Friedman prior to the termination date and Mr. Friedman’s incentive target bonus for the fiscal year in which the change of control of our company occurs.

•	If Mr. Friedman’s employment terminates before the second anniversary of the date of the agreement and is terminated by us for reasons other than for cause, or other than due to his disability, death or retirement, or is terminated by Mr. Friedman for good reason, as specified in the agreement, but not within 18-months after a change of control of our company, he is entitled to (a) all accrued salary and vacation pay through the termination date, (b) a bonus pro-rated for the year of termination, (c) continuation of his base salary at the time of termination for 24 months, (d) continuation of his medical benefit coverage until the later of the date he becomes entitled to medical benefits from another employer or 24 months from the termination date, subject to Mr. Friedman’s payment of applicable premiums, if any, at the same rate that would have applied had he remained an officer of our company and (e) acceleration of all of his unvested options and the lapsing of vesting repurchase rights with respect to shares previously acquired thereunder, in some cases, however, solely to the extent that such options or shares would have vested during the period of base salary continuation had he remained employed with our company throughout such period.

•	If Mr. Friedman’s employment terminates on or after the second anniversary of the date of the agreement and is terminated by us for reasons other than for cause, or other than due to his disability, death or retirement, or is terminated by Mr. Friedman for good reason, as specified in the agreement, but not within 18-months after a change of control of our company, he is entitled to (a) all accrued salary and vacation pay through the termination date, (b) a bonus pro-rated for the year of termination, (c) continuation of his base salary at the time of termination until the later of the fourth anniversary of the date of the agreement or one year after the termination date, (d) continuation of his medical benefits until the later of the date he becomes entitled to medical benefits from another employer or the end of the period of his base salary continuation, subject to Mr. Friedman’s payment of applicable premiums, if any, at the same rate that would have applied had he remained an officer of our company and (e) acceleration of all of his unvested options and the lapsing of vesting repurchase rights with respect to shares previously acquired thereunder, in some cases, however, solely to the extent that such options or shares would have vested during the period of base salary continuation had he remained employed with our company throughout such period.

      Further, Mr. Friedman agrees not to (a) solicit, directly or indirectly, any of our employees, or assist a competitor or other employer in taking such action, or (b) work, directly or indirectly, for, or make a significant investment in, a competitor during his period of employment with us and for twelve months following his termination of employment or the second anniversary of the date of change of control of our company, whichever comes first.

      Mr. Friedman’s offer letter and compensation and severance agreement were attached as exhibits to our current report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2001. Please review such filed exhibits to the Form 8-K for additional details of the offer letter and agreement.

Mr. Bazzone’s Employment Arrangement

      In connection with the hiring of Mr. Bazzone as our Executive Vice President and Chief Operating Officer, we agreed upon the terms and conditions of his employment in an offer letter dated June 26, 2001. Mr. Bazzone’s offer letter provides for an initial annual salary of $300,000 and eligibility for annual bonus compensation, targeted at up to 50% of his annual salary. In addition, Mr. Bazzone was granted options to purchase shares of our common stock. Mr. Bazzone is eligible for other benefits, including participation in our 401(k) plan, a car allowance of $500 per month and a right to participate in our employee stock purchase plan. Mr. Bazzone’s employment is at will and may be terminated by either party at any time, with or without cause, but is subject to the terms of the following severance arrangements. In particular, should Mr. Bazzone’s employment be terminated by us without cause, or should we experience a change in control that materially affects Mr. Bazzone’s employment, responsibilities or compensation and Mr. Bazzone’s employment with us is subsequently terminated, Mr. Bazzone will be entitled to the following:

•	payment equal to one year’s annual salary, plus a bonus payment equal to his previous year’s bonus, less applicable deductions and withholdings.

•	continued medical benefit coverage until the later of the date that he becomes entitled to medical benefits from another employer or the end of the period of his salary continuation, subject to payment of applicable premiums at the same rate that would have applied had he remained an officer of our company.

•	acceleration of the vesting of Mr. Bazzone’s then unvested options for one year.

      Further, Mr. Bazzone agrees, for a period of one year following his termination not for cause, not to, directly or indirectly, (a) solicit or endeavor to entice away any person or entity who is, or during the then most recent eight month period was, employed by us, had served as our agent or key consultant, or our customer, (b) attempt to solicit any business that is related to our business or any business that is competitive with us, (c) hire or employ any persons who is, or during the then most recent eight month period was, employed by us or had served as our agent or key consultant, or (d) engage in, or have any ownership interest in, or participate in the financing operation, management or control of, any business that engages in the retail home furnishing business or hard goods business or is a vendor of ours with a material relationship with us.

      In the event Mr. Bazzone terminates his employment voluntarily, provided it is not following a change of control of our company, or should Mr. Bazzone be unable to carry out his responsibilities and functions by reason of any physical or mental impairment, we are obligated only to pay Mr. Bazzone for all compensation due and owing through the date of termination of his employment with us.

      Mr. Bazzone’s offer letter was attached as an exhibit to a quarterly report on Form 10-Q filed with the Securities and Exchange Commission on September 18, 2001. Please review such filed exhibit to the Form 10-Q for additional details of the offer letter.

Mr. Christopher’s Separation Agreement and Release

      In connection with Mr. Christopher’s departure from our company, we entered into a separation agreement and release with him, dated as of March 20, 2001. Mr. Christopher agreed to resign as our President, Chief Operating Officer, Assistant Secretary and a member of our board of directors. Mr. Christopher agreed to maintain his obligation to keep confidential our trade secrets. We agreed to provide Mr. Christopher with (a) a cash payment of $440,000, which is equal to two times his base salary, payable in installments over twenty-four months from the date of the agreement, provided, however, that such cash payment is subject to reduction if Mr. Christopher obtains other permanent employment before the end of the payment period, (b) continuation of his medical benefit coverage until the later of the date he becomes entitled to medical benefits from another employer or one year from the date of the agreement, (c) reimbursement of outplacement services expense, not to exceed $25,000, (d) acceleration of all his options such that the shares subject to the options are immediately exercisable, and (e) modification of the terms of his promissory note payable to us as detailed below in “Loans to Officers.” The benefits provided to Mr. Christopher pursuant to the agreement constituted full and complete satisfaction of any and all amounts due and owing to him as a result of his employment with us and/or the termination of that employment. Each party further released each other from, among other things, any and all known and unknown claims, suits and damages.

      Mr. Christopher’s separation agreement and release was attached as an exhibit to our Form 10-K filed with the Securities and Exchange Commission on May 4, 2001. Please review such filed exhibit to the Form 10-K for additional details of the separation agreement and release.

Compensation Committee Interlocks and Insider Participation

      At the beginning of the fiscal year ended February 2, 2002, the members of the compensation committee of our board of directors were Messrs. Hemmig and Payne and Ms. Rhoades. In connection with the March 2001 preferred stock financing described below, Mr. Schwartz was appointed by the board, effective March 22, 2001, as a member of our board and was also appointed to the compensation committee, filling the vacancy created by Ms. Rhoades’ resignation from the board and all board committees, including the compensation committee. Mr. Payne resigned from the board and all board committees in November 2001. During the fiscal year ended February 2, 2002, members of our board of directors, including Mr. Gordon, Mr. Friedman and Mr. Bazzone, participated in deliberations of our compensation committee concerning executive compensation. None of the individuals on our compensation committee were officers or employees of our company at any time during the fiscal year ended February 2, 2002 or at any other time. None of our current executive officers served as members of the board of directors or compensation committee of any other entity which has one or more executive officers serving as a member of our board of directors or compensation committee.

Certain Relationships and Related Transactions

Equity Investment Transactions

      On March 22, 2001, we sold to several investors, including Palladin Capital IX, LLC, Reservoir Capital Partners, L.P., two of Reservoir’s affiliates, Glenhill Capital LP, Gary G. Friedman and Kendal A. Friedman, an aggregate of 6,820 shares of Series A preferred stock and 8,180 shares of Series B preferred stock, each at $1,000 per share. In connection with the Series A and B preferred stock financing, we received aggregate gross proceeds of approximately $15.0 million. Listed below are our directors, executive officers and stockholders who beneficially own 5% or more of a class of our voting securities (and each of their immediate family members, if any) who participated in this financing and the number of shares of Series A preferred stock and Series B preferred stock acquired directly or beneficially by such directors, executive officers and stockholders as a result of the transaction. Of the individuals and entities listed, only Mr. Friedman was a stockholder prior to this financing.

	Series A	Series B
Directors, Executive Officers and 5% Stockholders	Preferred Stock	Preferred Stock

Mark J. Schwartz/Palladin Capital IX, LLC	2,796	3,354
Glenn J. Krevlin/Glenhill Capital LP	1,364	1,636
Reservoir Capital Partners, L.P. and affiliates	1,364	1,636
Gary G. Friedman	455	545
Gary G. Friedman/Kendal A. Friedman	114	136

      Mr. Schwartz, who is a member of our board of directors, is the President and Chief Executive Officer of Palladin Capital Group, Inc., which is an affiliate of Palladin Capital IX, LLC. Mr. Krevlin, who is a member of our board of directors, is the managing member of GJK Capital Management, LLC, which is the general partner of Glenhill Capital LP.

      At the time of the transaction, Reservoir Capital Partners, L.P. acquired 1,165 shares of Series A preferred stock and 1,398 shares of Series B preferred stock. Similarly, Reservoir Capital Associates, L.P. acquired 3 shares of Series A preferred stock and 3 shares of Series B preferred stock. Additionally, Reservoir Capital Master Fund, L.P. acquired 196 shares of Series A preferred stock and 235 shares of Series B preferred stock. Reservoir Capital Partners, L.P., Reservoir Capital Associates, L.P. and Reservoir Capital Master Fund, L.P. are affiliated because each has the same general partner.

      Kendal A. Friedman is the spouse of Mr. Friedman.

      In connection with the Series A and B preferred stock financing, we also hired Mr. Friedman as our new Chief Executive Officer, and our board of directors appointed Mr. Friedman as a director to our board. Mr. Friedman purchased 455 shares of the Series A preferred stock and 545 shares of the Series B preferred stock for an aggregate purchase price of $1.0 million. In addition, as part of Mr. Friedman’s compensation package, we sold Mr. Friedman 571,429 shares of our common stock at $1.75 per share and granted him an option to purchase 1,200,000 shares of our common stock at $1.75 per share, which he exercised in full in exchange for cash and a full recourse note secured by preferred stock and common stock owned by Mr. Friedman. We also granted Mr. Friedman an option exercisable for 200,000 shares of common stock at $6.00 per share.

      At the annual meeting of our stockholders on July 11, 2001, our stockholders approved the weighted average anti-dilution feature of our Series A preferred stock and the conversion feature of our Series B preferred stock and, as a result, our Series B preferred stock automatically converted into our Series A preferred stock on a 1:1 basis.

      On May 17, 2001, we sold to a number of accredited investors, including investors connected with FMR Corp. and Capital Research and Management Company, an aggregate of 4,515,762 shares of our common stock at $5.43 per share pursuant to a stock purchase agreement. In connection with this common stock financing, we received aggregated gross proceeds of approximately $24.5 million.

      As part of the Series A and B preferred stock financing, we had agreed with the preferred stock investors to reserve 14,018,500 shares of our common stock for the future issuance of our common stock upon the conversion of the Series A preferred stock into our common stock. However, in connection with the May 2001 common stock financing, we reduced the shares reserved for issuance upon the conversion of the Series A preferred stock from 14,018,500 shares of common stock to 8,000,000 shares of common stock. At that time, we agreed with the preferred stock investors to cause (i) an increase in the total number of shares of common stock authorized under our second amended and restated certificate of incorporation from 40,000,000 shares of common stock to 50,000,000 shares of common stock as soon as practicable, but in any event by November 13, 2001, and (ii) the reestablishment of a reserve of shares of common stock issuable upon conversion of the Series A preferred stock at 14,018,500 shares as soon as practicable, but in any event by November 18, 2001. On October 10, 2001, our stockholders approved an amendment to our restated

certificate of incorporation to increase the authorized number of shares of our common stock from 40,000,000 shares to 60,000,000 shares (an amount in excess of the original 50,000,000 shares agreed with the preferred stock investors) so that the total authorized number of shares of our capital stock increased from 45,000,000 shares to 65,000,000 shares, of which 60,000,000 shares are common stock and 5,000,000 shares are preferred stock. Subsequently, our board of directors on the same date reestablished the reserve of shares of common stock issuable upon conversion of the Series A preferred stock at 14,018,500 shares of common stock.

      As part of our agreement with the preferred stock investors, we also granted each of them, including Mr. Friedman, certain registration rights pursuant to an amended and restated investors rights agreement, dated as of March 21, 2001, as amended. Pursuant to that agreement, as amended, these investors have the right to require us to register their common stock issuable upon conversion of the Series A preferred stock as well as, in the case of Mr. Friedman, common stock he purchased separately in connection with the Series A and B preferred stock financing. In particular, since September 17, 2001, we may be required at any time to file a registration statement upon demand, provided particular threshold requirements are met. We will not be required to file more than four such demand registrations, one of which may be initiated exclusively by Palladin Capital IX, LLC and one of which may be initiated exclusively by the group consisting of Reservoir Capital Partners, L.P., Reservoir Capital Associates, L.P. and Reservoir Capital Master Fund, L.P. The demand registrations are subject to underwriters’ cutbacks. In addition, we have granted these investors and Mr. Friedman unlimited “piggyback” registration rights, subject to underwriters’ cutbacks. Furthermore, the amended and restated investor rights agreement, as amended, requires us to effect registrations on Form S-3 or its equivalent with respect to all registrable securities owned by the investors and Mr. Friedman as would permit or facilitate the sale and distribution of all their registrable securities on a delayed and continuous basis, upon the later of (a) the time that the Form S-3 becomes available for use by us and (b) October 1, 2001. All registration expenses associated with the demand registrations, Form S-3 registrations and “piggyback” registrations, other than underwriters’ and brokers’ discounts and commissions, shall be borne by us.

      The amended and restated investor rights agreement, as amended, further provides that, to the extent and solely to the extent that parties to our restated investors rights agreement, dated as of May 16, 1997, continue to possess registration rights granted by us pursuant to the terms of Section 6 of that agreement, then the investors under the amended and restated investor rights agreement, as amended, will have their registration rights subordinated to the registration rights of parties to the earlier agreement.

      In connection with the May 2001 common stock financing, we filed a registration statement with the Securities and Exchange Commission to register for resale 4,515,762 shares of the common stock acquired by these investors pursuant to the stock purchase agreement. The registration statement was declared effective by the Securities and Exchange Commission on July 6, 2001. Additionally, we agreed with the investors in the May 2001 common stock financing to keep the registration statement effective until the sooner to occur of (A) the date on which all the shares of common stock included within the registration statement have been sold, (B) the date on which all of the investors, respectively, may sell within a three month period under Rule 144 of the Securities Act of 1933, as amended, in compliance with any applicable volume limitations under Rule 144, all of the shares of common stock registered under such registration statement, or (C) May 17, 2003. All expenses associated with the registration, other than selling expenses of any investor, including brokers’ fees and commissions, have been and will continue to be borne by us.

      In connection with the Series A and B preferred stock financing, we filed a Form S-3 registration statement on October 1, 2001 (which we have subsequently amended) with the Securities and Exchange Commission to register shares of our common stock issued, or to be issued, upon the conversion of our Series A preferred stock to some of the investors in the financing and/ or their assignees. While Palladin Capital IX, LLC, Glenhill Capital LP, Reservoir Capital Partners, L.P., Reservoir Capital Associates, L.P. and Reservoir Capital Master Fund, L.P. are included as selling stockholders in the registration statement, Mr. and Mrs. Friedman chose not to participate in the registration. In addition, as a result of the transfer of 121 shares of Series A preferred stock to Mr. Krevlin, Mr. Krevlin also is a selling stockholder included in the registration statement. Additionally, we have agreed with the March 2001 preferred stock investors to keep the registration statement effective until the sooner to occur of (i) the time that all of the shares of common stock covered by the registration statement are (a) sold in accordance with the intended plan of distribution set forth in the registration statement or (b) able to be sold without registration within a three month period under Rule 144 of the Securities Act of 1933, as amended, or (ii) the date on which each of (a) Palladin Capital IX, LLC, (b) Glenhill Capital LP and (c) the group of entities consisting of Reservoir Capital Partners, L.P., Reservoir Capital Associates, L.P. and Reservoir Capital Master Fund, L.P. has sold seventy-five percent (75%) of its shares of common stock having registration rights with the registrant, or (iii) March 21, 2009.

      On November 6, 2001, we entered into a stock purchase agreement with a number of accredited investors pursuant to which the investors paid us an aggregate of approximately $17.5 million in consideration for 4,487,178 shares of our common stock at a price of $3.90 per share. Among the investors were Reservoir Capital Partners, L.P., Reservoir Capital Associates, L.P. and Reservoir Capital Master Fund, L.P. who purchased 219,052 shares, 538 shares and 36,820 shares, respectively, of our common stock. As part of this common stock financing, we filed on December 6, 2001 with the Securities and Exchange Commission a registration statement on Form S-3 for the resale of the common stock acquired by these investors. Additionally, we agreed with the investors in the November 2001 common stock financing to keep the registration statement effective until the sooner to occur of (A) the date on which all the shares of common stock included within the registration statement have been sold, (B) the date on which all of the investors, respectively, may sell within a three month period under Rule 144 of the Securities Act of 1933, as amended, in compliance with any applicable volume limitations under Rule 144, all of the shares of common stock registered under such registration statement, or (C) November 6, 2003.

      In January 2001, we provided additional compensation to Mr. Ball for his additional duties associated with his position as Chairman of our board’s then-existing finance committee and such committee’s active involvement in our company’s Series A and B preferred stock financing. The additional compensation was in the form of a ten-year option grant to purchase 30,000 additional shares of our common stock at $1.7188 per share on February 5, 2001 and a ten-year option grant to purchase 20,000 additional shares of our common stock at $2.1875 per share on March 21, 2001, both under our 1998 stock incentive plan, as well as a cash award of $20,000 per month from January 29, 2001 until the end of March 2001.

Other Related Party Transactions

      We lease our store at 417 Second Street, Eureka, California, from Mr. and Mrs. Gordon and Eureka Preservation Partnership, a partnership of which Mr. Gordon is a partner. Pursuant to the written lease, we pay rent annually to Mr. and Mrs. Gordon and the partnership for use of the store. The aggregate lease payments paid to Mr. and Mrs. Gordon and the partnership were $65,657 for the fiscal year ended February 2, 2002.

      In connection with the hiring of Kevin W. Shahan as our Vice President and Chief Financial Officer, we agreed upon the terms and conditions of his employment in an offer letter dated November 7, 2001. Mr. Shahan’s offer letter provides for an initial annual salary of $180,000, increased to $190,000 per annum in April 2002, and eligibility for annual bonus compensation, targeted at up to 50% of his annual salary. Mr. Shahan is eligible for other benefits, including participation in our 401(k) plan, a car allowance of $500 per month and a right to participate in our employee stock purchase plan. Mr. Shahan’s employment is at will and may be terminated by either party at any time, with or without cause. In addition, Mr. Shahan was granted on December 3, 2001 options to purchase up to 75,000 shares of our common stock at $6.20 per share under the terms of the 1998 stock incentive plan. The options have a maximum term of ten years measured from the grant date, subject to earlier termination in certain circumstances following Mr. Shahan’s cessation of service with us. The options are exercisable in three equal annual installments upon Mr. Shahan’s completion of each of the three years of service with us after the grant date. The options also will vest in full in the event we experience a change in control, unless the options are assumed by the successor corporation or otherwise continued or replaced with a cash incentive program following the change in control. Mr. Shahan’s offer letter, notices of grant of stock option and stock option agreements were filed as exhibits to our Form 10-K filed with the Securities and Exchange Commission on May 3, 2002. Please review such filed exhibits to the Form 10-K for additional details of the offer letter, notices of grant of stock option and stock option agreements.

      Jason Camp, the son of our director Robert E. Camp, is a Vice President of our company. In such role, he received annual compensation from us in fiscal 2001 in the aggregate amount of $215,493 in wages, $7,800 in car allowance and $5,000 in relocation expenses. Jason Camp continues to be a Vice President of our company in fiscal 2002 and, as such, continues to earn wages and a car allowance from us.

Loans to Officers

      In October 2000, we extended a loan to Mr. Christopher, who was at the time the President, Chief Operating Officer, Assistant Secretary and a director of our company, in the amount of $150,000 at an interest rate of 8% per annum. The principal plus interest on the loan were originally to become due on June 29, 2001. In connection with his departure from our company, we entered into a separation agreement and release with Mr. Christopher. We agreed to extend the maturity date of the loan and modify the repayment terms. In lieu of payment by Mr. Christopher of the full loan amount and accrued interest on June 29, 2001, Mr. Christopher agreed to pay us monthly installments of $25,000 beginning on June 29, 2001 until the loan amount and accrued interest was repaid in full. We had the right to withhold any payment due to Mr. Christopher under his separation agreement and release were he to default on any monthly installment. In connection with the loan to Mr. Christopher, we secured the loan with 150,000 shares of common stock owned by Mr. Christopher and the loan, as modified, remained secured by these shares of common stock. During the fiscal year ended February 2, 2002, the largest aggregate amount outstanding under the loan was $150,000. However, Mr. Christopher repaid to us the full loan amount and accrued interest and no amount of indebtedness remained outstanding as of February 2, 2002.

      In connection with the Series A and B preferred stock financing, Mr. Friedman purchased 455 shares of the Series A preferred stock and 545 shares of the Series B preferred stock for an aggregate purchase price of $1.0 million. We also hired him as our new Chief Executive Officer. As part of Mr. Friedman’s compensation package, we sold Mr. Friedman shares of our common stock and granted him an option to purchase shares of our common stock. In addition, in connection with the purchase of preferred stock and common stock by Mr. Friedman, we made a loan to Mr. Friedman in the amount of $2.05 million. All of the loan proceeds were used by Mr. Friedman to purchase a portion of this stock. The loan is a full recourse loan and is secured by shares of the common stock and preferred stock purchased by Mr. Friedman. This loan is evidenced by a note, dated March 22, 2001. The interest on the outstanding principal amount of the loan at 8.5% per annum is payable on the annual anniversary of the date of this note. The principal is due on March 22, 2004 but the due date may be accelerated due to a number of factors, including failure to make payments due under the note, expiration of the six-month period following the date Mr. Friedman ceases to be in the company’s employment as a result of termination for cause, or 90 days after the closing of an acquisition of the company. During the fiscal year ended February 2, 2002, the largest aggregate amount outstanding under the loan was $2,201,812 and the amount outstanding as of May 4, 2002 was $2,241,913.

Report of the Compensation Committee on Executive Compensation

      The compensation committee report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference in any of our company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

      It is the duty of the compensation committee to review and determine the salaries and bonuses of our executive officers, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. Our committee also has the sole and exclusive authority to make discretionary option grants to executive officers under our company’s 1998 stock incentive plan.

      Our committee believes that the compensation programs for our executive officers should reflect our company’s performance and the value created for our stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals of our company and should reward individual contribution to its success. Our company is engaged in a very competitive industry, and its success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

General Compensation Policy

      Our committee’s policy is to provide our executive officers with compensation opportunities which are based upon their personal performance, the financial performance of our company and their contribution to that performance. Our committee also strives to provide compensation opportunities that are competitive with our industry to attract and retain highly skilled individuals. Each executive officer’s compensation package is comprised of three elements: (i) base salary that is competitive within our industry and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to our company’s achievement of annual financial performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between our executive officers and our stockholders. As an executive officer’s level of responsibility increases, a greater proportion of his or her total compensation will depend upon our company’s financial performance and stock price appreciation rather than base salary.

Factors

      The principal factors that were taken into account in establishing each executive officer’s compensation package for the fiscal year ended February 2, 2002 are described below. However, our committee may in our discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Base Salary

      In setting base salaries, our committee periodically reviews published compensation survey data for the industry. The base salary for each of our executive officers is guided by the salary levels for comparable positions in the industry, as well as the individual’s personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in our sole discretion. Each executive officer’s base salary is adjusted or not each year on the basis of (i) our evaluation of the executive officer’s personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The performance and profitability of our company may also be a factor in determining the base salaries for our executive officers.

Annual Incentives

      The annual incentive bonus for our executive officers is discretionary in nature and is determined by our committee. No annual incentive bonuses were paid for the fiscal year ended February 2, 2002.

Long Term Incentives

      Generally, stock option grants are made annually by our committee to each executive officer. Each grant is designed to align the interests of our executive officers with those of our stockholders and provide each officer with a significant incentive to manage our company from the perspective of an owner with an equity stake in the business. In most cases, each grant allows the executive officer to acquire shares of the common stock at the fair market value per share on the grant date over a specified period of time not to exceed ten years. Shares subject to the option grant become exercisable in most cases in a series of installments over a three-year period, contingent upon the executive officer’s continued employment with the company. Accordingly, the option grant will provide a positive return to our executive officer only if he or she remains employed by the company during the vesting period, and then only if the market price of the shares appreciates over the option term.

      The size of the option grant to each executive officer, including the Chief Executive Officer, is set by our committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with our company, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. We also take into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. We have established certain guidelines with respect to the option grants made to our executive officers, but we have the flexibility to make adjustments to those guidelines in our discretion. Other than options granted to executive officers as part of their initial employment compensation package with us in fiscal 2001, only Ms. Love (during her tenure as one of our executive officers) received a stock option grant in fiscal 2001.

CEO Compensation

      Our committee adjusted Mr. Gordon’s base salary after the fiscal year ended February 3, 2001 in recognition of his personal performance and with the objective of maintaining his base salary at a competitive level as compared to the base salary levels in effect for similarly-situated chief executive officers. With respect to Mr. Gordon’s base salary, it was our intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by the performance factors of our company. While Mr. Gordon continues to act as the Chairman of our board of directors and in an executive officer capacity with us, he stepped down as our Chief Executive Officer in March 2001, upon our retention of Mr. Friedman as our new Chief Executive Officer.

      Mr. Friedman’s compensation was based on negotiations between the company and Mr. Friedman prior to his acceptance of the position of our Chief Executive Officer. Former members of our committee headed the company’s negotiation team that finalized the compensation package for Mr. Friedman. Mr. Friedman’s salary was established at the time of hire to be commensurate with other similarly situated executives in liked-sized specialty retail companies. As of the fiscal year ended February 2, 2002, our committee had not taken up consideration of the relationship of the company’s performance to Mr. Friedman’s compensation nor adjustments, if any, to Mr. Friedman’s base salary.

Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code, as amended, disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to our executive officers for the fiscal year ended February 2, 2002 did not exceed the $1.0 million limit per executive officer, and we do not anticipate that the non-performance based compensation to be paid to our executive officers for the fiscal year ending February 1, 2003 will exceed that limit. Our company’s 1998 stock incentive plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1.0 million limit, we have decided at this time not to take any action to limit or restructure the elements of cash compensation payable to our executive officers. We will reconsider this decision should the individual cash compensation of any executive officer approach the $1.0 million limit.

      It is the opinion of our committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the performance of our executive officers with the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

      Submitted by the compensation committee of the board of directors for the fiscal year ended February 2, 2002:

Raymond C. Hemmig
Mark J. Schwartz

Stock Performance Graph

      The stock performance graph below is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

COMPARISON OF 43 1/2 MONTH CUMULATIVE TOTAL RETURN*

AMONG RESTORATION HARDWARE, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ RETAIL TRADE INDEX

	INDEXED DATA

	6/19/98	1/30/99	1/29/00	2/3/01	2/2/02

RESTORATION HARDWARE, INC.	$100.00	$78.33	$19.52	$7.02	$40.00
NASDAQ STOCK MARKET (U.S.)	$100.00	$142.93	$220.56	$149.99	$108.55
NASDAQ RETAIL TRADE	$100.00	$105.64	$84.64	$65.07	$77.54

*	$100 Invested on 6/19/98 in stock or index — including reinvestment of dividends.

(1)	The graph covers the period from June 19, 1998, the first day of trading of our common stock on The Nasdaq National Market, to February 2, 2002.

(2)	The graph assumes that $100 was invested in our company at the closing price of our common stock on June 19, 1998, and in each index on June 19, 1998, and that all dividends, if any, were reinvested. No cash dividends have been declared on our common stock.

(3)	Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

      The members of our board of directors, our executive officers and persons who hold more than 10% of a registered class of our equity securities are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership and changes in ownership of our common stock and other equity securities. To our knowledge, based upon (i) copies of Section 16(a) reports which we received from such persons for their transactions relating to our common stock and other equity securities during and prior to the fiscal year ended February 2, 2002 and their common stock holdings, and (ii) written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the fiscal year ended February 2, 2002, we believe that all reporting requirements under Section 16(a) for fiscal year ended February 2, 2002 were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners except as set forth below:

		Number of Transactions
	Number of Late	Not Reported on a
Names	Filings(1)	Timely Basis(1)

Damon H. Ball	1	4
Thomas M. Bazzone	1	0
Robert E. Camp	2	5
Stephen J. Gordon	2	5
Raymond C. Hemmig	3	15
Cornelia S. Hunter	1	1
Glenn J. Krevlin	1	1
Cynthia Love	1	2
Palladin Capital IX, LLC	1	0
Palladin Investments, LLC	1	0
Marshall B. Payne	2	3
Mark J. Schwartz	1	1
Kevin W. Shahan	1	0

(1)	Includes (a) late reports filed during the fiscal year ended February 2, 2002 which may describe transactions that were not reported on a timely basis during the fiscal years ended February 2, 2002, February 3, 2001, January 29, 2000 and January 30, 1999, and (b) the number of transactions that were not reported on a timely basis during the fiscal years ended February 2, 2002, February 3, 2001, January 29, 2000 and January 30, 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information known to us with respect to the beneficial ownership of each class of our voting securities as of May 13, 2002, by (i) all persons who are beneficial owners of 5% or more of that class, (ii) each director and nominee for director, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the principal address of each of the stockholders listed below is c/o Restoration Hardware, Inc., 15 Koch Road, Suite J, Corte Madera, California 94925.

		Percentage of Class
	Shares	of Shares
Beneficial Owner	Beneficially Owned	Beneficially Owned(1)

Series A Preferred Stock
Palladin Capital IX, LLC	6,150	45.7%
1 Rockefeller Plaza, 10th Floor
New York, NY 10020
Mark J. Schwartz(2)	6,150	45.7%
Reservoir Capital Management, L.L.C.(3)	4,515	33.5%
650 Madison Avenue, 26th Floor
New York, NY 10022
Glenhill Capital LP	1,364	10.1%
650 Madison Avenue, 26th Floor
New York, NY 10022
Glenn J. Krevlin(4)	1,485	11.0%
Gary G. Friedman(5)	1,250	9.3%
All directors and executive officers as a group (11 persons)(6)	8,885	66.0%
Common Stock
Mark J. Schwartz(7)	3,088,299	9.4%
Stephen J. Gordon(8)	3,082,703	10.3%
Palladin Capital IX, LLC(9)	3,080,854	9.4%
1 Rockefeller Plaza, 10th Floor
New York, NY 10020
Brown Capital Management, Inc.	2,622,300	8.8%
1201 N. Calvert Street
Baltimore, MD 21201
Reservoir Capital Management, L.L.C.(10)	2,518,208	7.9%
650 Madison Avenue, 26th Floor
New York, NY 10022
FMR Corp.(11)	2,475,220	8.3%
82 Devonshire Street
Boston, MA 02109
Gary G. Friedman(12)	2,464,286	8.1%
Capital Research and Management Company(13)	1,738,350	5.8%
333 South Hope Street
Los Angeles, CA 90071
Weston Presidio Capital II, L.P.(14)	1,577,681	5.3%
One Federal Street, 21st Floor
Boston, MA 02181-2204
Fidelity Small Cap Independence(15)	1,554,100	5.2%
82 Devonshire Street
Boston, MA 02109

		Percentage of Class
	Shares	of Shares
Beneficial Owner	Beneficially Owned	Beneficially Owned(1)

Willow Creek Capital Management(16)	1,513,900	5.1%
17 East Sir Francis Drake Blvd., Suite 100
San Rafael, CA 94939
J.P. Morgan Partners (BHCA), L.P. and affiliates(17)	1,507,096	5.1%
1221 Avenue of the Americas
New York, NY 10020
Glenn J. Krevlin(18)	994,358	3.3%
Thomas A. Christopher(19)	669,051	2.2%
1850 Mountain View Drive
Tiburon, CA 94920-1810
Raymond C. Hemmig(20)	269,542	*
Robert E. Camp(21)	104,746	*
Damon H. Ball(22)	91,056	*
Cynthia Love(23)	10,000	*
Thomas M. Bazzone(24)	1,650	*
All directors and executive officers as a group (11 persons)(25)	10,775,691	31.1%

*	Less than one percent of our outstanding securities.

(1)	The percentage of class beneficially owned, with respect to our Series A preferred stock, is based on a total of 13,470 shares of our Series A preferred stock outstanding as of May 13, 2002 and, with respect to our common stock, is based on 29,759,931 shares of our common stock outstanding as of May 13, 2002. Shares of our common stock subject to stock options which are currently exercisable or will become exercisable within 60 days of May 13, 2002 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. Shares of our Series A preferred stock are convertible into shares of our common stock at any time at the option of the holder and are deemed outstanding for computing the percentage of the person or group holding such securities, but are not deemed outstanding for computing the percentage of any other person or group. The Series A preferred stock is convertible into shares of common stock pursuant to a ratio of one share of Series A preferred stock to 500.9518084 shares of common stock, subject to a number of antidilution adjustments.

(2)	Represents 6,150 shares of Series A preferred stock held by Palladin Capital IX, LLC. Mr. Schwartz is the President and Chief Executive Officer of Palladin Capital Group, Inc. Mr. Schwartz also is the managing member of Palladin Investments, LLC, the managing member of Palladin Capital IX, LLC.

(3)	Represents 3,860 shares of Series A preferred stock held by Reservoir Capital Partners, L.P., 6 shares of Series A preferred stock held by Reservoir Capital Associates, L.P. and 649 shares of Series A preferred stock held by Reservoir Capital Master Fund, L.P. Reservoir Capital Partners, L.P., Reservoir Capital Associates, L.P. and Reservoir Capital Master Fund, L.P. are affiliated because each has Reservoir Capital Group, L.L.C. as its general partner. Reservoir Capital Management, L.L.C. is the managing member of Reservoir Capital Group, L.L.C.

(4)	Represents 1,364 shares of Series A preferred stock held by Glenhill Capital LP and 121 shares of Series A preferred stock held by Mr. Krevlin. Mr. Krevlin is the managing member of GJK Capital Management, LLC, the general partner of Glenhill Capital LP.

(5)	Includes 250 shares of Series A preferred stock held by Kendal A. Friedman, the spouse of Mr. Friedman.

(6)	Includes shares held in the name of or represented by Mark J. Schwartz, Gary G. Friedman, and Glenn J. Krevlin. Stephen J. Gordon, Thomas A. Christopher, Raymond C. Hemmig, Robert E. Camp,

Damon H. Ball, Thomas M. Bazzone, Cynthia Love and Kevin W. Shahan do not beneficially own any shares of Series A preferred stock.

(7)	Includes 6,150 shares of Series A preferred stock held by Palladin Capital IX, LLC which are convertible at any time at the option of the holder into shares of common stock pursuant to the conversion ratio described in footnote 1 above. Mr. Schwartz is the President and Chief Executive Officer of Palladin Capital Group, Inc. Mr. Schwartz also is the managing member of Palladin Investments, LLC, the managing member of Palladin Capital IX, LLC. Also includes 7,445 shares of common stock subject to options exercisable within 60 days of May 13, 2002 held by Mr. Schwartz.

(8)	Includes 95,900 shares of common stock subject to options exercisable within 60 days of May 13, 2002 held by Mr. Gordon, 103,541 shares of common stock held by the Christine B. Gordon 1998 Qualified Grantor Retained Annuity Trust, of which Christine B. Gordon, the spouse of Stephen J. Gordon, is the sole trustee, and 103,541 shares held by the Stephen J. Gordon 1998 Qualified Grantor Retained Annuity Trust, of which Stephen J. Gordon is the sole trustee.

(9)	Represents 6,150 shares of Series A preferred stock held by Palladin Capital IX, LLC which are convertible at any time at the option of the holder into shares of common stock pursuant to the conversion ratio described in footnote 1 above.

(10)	Includes 3,860 shares of Series A preferred stock held by Reservoir Capital Partners, L.P., 6 shares of Series A preferred stock held by Reservoir Capital Associates, L.P. and 649 shares of Series A preferred stock held by Reservoir Capital Master Fund, L.P., which such Series A preferred stock is convertible at any time at the option of the holder into shares of common stock pursuant to the conversion ratio described in footnote 1 above. Reservoir Capital Partners, L.P., Reservoir Capital Associates, L.P. and Reservoir Capital Master Fund, L.P. are affiliated because each has Reservoir Capital Group, L.L.C. as its general partner. Reservoir Capital Management, L.L.C. is the managing member of Reservoir Capital Group, L.L.C. Figures in the table do not reflect short sales of 354,550 shares of our common stock completed by Reservoir Capital Partners, L.P. through May 13, 2002 and short sales of 59,450 shares of our common stock completed by Reservoir Capital Master Fund, L.P. through May 13, 2002.

(11)	Includes 2,455,220 shares of which Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, including Fidelity Small Cap Independence. Members of the Edward C. Johnson 3d family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Edward C. Johnson, 3d (the chairman of FMR Corp.), FMR Corp., through Fidelity Management & Research Company, and FMR Corp.’s investment companies each have sole investment power with regard to 2,455,220 shares of our common stock. Neither Mr. Johnson nor FMR Corp. has the sole power to vote the shares of our common stock. Rather, the power to vote such shares lies with the boards of trustees of FMR Corp.’s investment companies. Fidelity International Limited, of which Edward C. Johnson 3d is chairman and which a partnership controlled by Edward C. Johnson 3d and members of his family have the right to cast approximately 39.89% of the total votes which may be cast by all holders of voting stock in Fidelity International Limited, has sole power to vote and the sole power to dispose of 20,000 shares of our common stock.

(12)	Includes 1,250 shares of Series A preferred stock, 250 shares of which are held by Kendal A. Friedman, the spouse of Mr. Friedman. The shares of Series A preferred stock are convertible at any time at the option of the holder into shares of common stock pursuant to the conversion ratio described in footnote 1 above. Includes 66,667 shares of common stock subject to options exercisable within 60 days of May 13, 2002 held by Mr. Friedman.

(13)	Capital Research and Management Company has sole investment power, but no voting power, with regard to the shares of our common stock beneficially owned by it.

(14)	Weston Presidio Capital Management II, L.P., which has Michael F. Cronin, Michael P. Lazarus, James B. McElwee, Carlo A. von Schroeter and Philip W. Halperin as general partners, is the general partner of Weston Presidio Capital II, L.P. Each of Weston Presidio Capital Management II, L.P., its

general partners and Weston Presidio Capital II, L.P. have shared voting and investment power over the shares held by Weston Presidio Capital II, L.P.

(15)	See footnote 11 above for the relationship between Fidelity Small Cap Independence and FMR Corp.

(16)	Aaron H. Braun is the president and sole shareholder of Willow Creek Capital Management, a registered investment adviser and the manager of WC Capital Management, LLC. Mr. Braun also is the controlling owner of WC Capital Management, LLC. Mr. Braun and Willow Creek Capital Management have shared voting and investment power with regard to all shares of our common stock beneficially owned by them. WC Capital Management, LLC has shared voting and investment power with regard to 1,442,900 shares of our common stock beneficially owned by it.

(17)	Includes 1,430,030 shares of our common stock held by J. P. Morgan Partners (SBIC), LLC, 66,505 shares of our common stock held by J.P. Morgan Partners (BHCA), L.P. and 10,561 shares of our common stock held by Chemical Investments, Inc. J.P. Morgan Partners (SBIC), LLC is a wholly-owned subsidiary of J.P. Morgan Partners (BHCA), L.P., which is indirectly controlled by J.P. Morgan Chase & Co. Various executive officers of Chemical Investments, Inc. are executive officers of J.P. Morgan Partners (SBIC), LLC.

(18)	Includes 1,364 shares of Series A preferred stock held by Glenhill Capital LP and 121 shares of Series A preferred stock held by Mr. Krevlin, which such Series A preferred stock is convertible at any time at the option of the holder into shares of common stock pursuant to the conversion ratio described in footnote 1 above. Additionally, includes 154,169 shares of our common stock owned by Glenhill Capital LP and 88,831 shares of our common stock owned by Glenhill Capital Overseas Partners, Ltd., an affiliate of Glenhill Capital LP. Also includes 7,445 shares of common stock subject to options exercisable within 60 days of May 13, 2002 held by Mr. Krevlin. Mr. Krevlin is the managing member of GJK Capital Management, LLC, the general partner of Glenhill Capital LP.

(19)	Includes 470,048 shares of common stock held by Thomas A. Christopher and Barbara Christopher, the spouse of Mr. Christopher, 98,189 shares of common stock held by the Barbara Christopher 1997 Qualified Grantor Retained Annuity Trust, of which Mrs. Christopher is the sole trustee, 2,625 shares held directly by Mrs. Christopher and 98,189 shares of common stock held by the Thomas A. Christopher 1997 Qualified Grantor Annuity Trust, of which Mr. Christopher is the sole trustee.

(20)	Includes 69,882 shares of common stock subject to options exercisable within 60 days of May 13, 2002 held by Mr. Hemmig. Also includes 2,800 shares of common stock held by Kristen Hemmig, 2,800 shares of common stock held by Karin Hemmig, 2,800 shares of common stock held by Kimberley Hemmig and 2,800 shares of common stock held by Karolyn Hemmig, each of whom is a daughter of Mr. Hemmig.

(21)	Includes 69,882 shares of common stock subject to options exercisable within 60 days of May 13, 2002 held by Mr. Camp.

(22)	Includes 88,056 shares of common stock subject to options exercisable within 60 days of May 13, 2002 held by Mr. Ball. Pursuant to an agreement between Mr. Ball and Desai Capital Management Incorporated, Desai Capital Management Incorporated is the beneficial owner of 21,000 shares of these 88,056 shares of common stock subject to options exercisable within 60 days of May 13, 2002 and Mr. Ball disclaims beneficial ownership of such 21,000 shares.

(23)	Includes 10,000 shares of common stock subject to options exercisable within 60 days of May 13, 2002 held by Ms. Love.

(24)	Includes 500 shares of common stock held jointly by Mr. Bazzone and Jill S. Bazzone, the wife of Mr. Bazzone, and 450 shares of common stock held by Ms. Bazzone.

(25)	Includes shares held in the name of or represented by Mark J. Schwartz, Stephen J. Gordon, Gary G. Friedman, Glenn J. Krevlin, Thomas A. Christopher, Raymond C. Hemmig, Robert E. Camp, Damon H. Ball, Thomas M. Bazzone, and Cynthia Love. Kevin W. Shahan does not own any of our common stock.

REPORT OF THE AUDIT COMMITTEE

      The audit committee report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference in any of our company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

      The audit committee of the board of directors recommends engagement of the company’s independent auditors and is primarily responsible for reviewing the scope of the audit performed by the company’s independent auditors and their compensation, reviewing their reports regarding the company’s accounting practices and systems of internal accounting controls, and any change in accounting principles, significant audit adjustments prepared by the auditors and any recommendation the company’s independent auditors may have with respect to accounting policies and procedures. The audit committee is also responsible for monitoring the integrity of the company’s consolidated financial statements, its system of internal controls and the independence and performance of its independent auditors. The audit committee is composed of four non-employee directors and operates under a written charter adopted and approved by the board of directors. The members of our audit committee are “independent” as that term is defined in Rule 4200(a)(14) of the Listing Standards of the National Association of Securities Dealers.

      Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The company’s independent auditors are responsible for auditing those financial statements. As noted above, one responsibility of the audit committee is to monitor and review these processes. However, members of the audit committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Consequently, the audit committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

      In this context, the audit committee held 4 meetings during fiscal 2001. The meetings were designed, among other things, to facilitate and encourage communication among the audit committee, management and the company’s independent auditors, Deloitte & Touche LLP. Prior to the release of each quarter’s financial results, the audit committee met with the senior members of the company’s financial management team and the company’s independent auditors. The audit committee’s agenda was established by the audit committee’s chairman and the company’s (permanent or acting) Chief Financial Officer. The audit committee had private sessions, at the majority of its meetings, with the company’s independent auditors and, separately, with the company’s (permanent or acting) Chief Financial Officer, at which candid discussions of financial management, accounting and internal control issues took place. The audit committee discussed with the company’s independent auditors the overall scope and plans for its audits. The audit committee further met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the company’s internal controls. The audit committee also reviewed with the company’s financial managers and its independent auditors the quality of the company’s financial reporting.

      The audit committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended February 2, 2002 with management of the company and Deloitte & Touche LLP, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the audit committee asked for management’s representations that the audited consolidated financial statements of the company have been prepared in conformity with generally accepted accounting principles. The audit committee has expressed to both management and the company’s independent auditors their preference for conservative policies when a range of accounting options is available.

      In its meetings with representatives of the company’s independent auditors, the audit committee asked them to address, and to discuss with the audit committee their responses to, several questions that the audit committee believed were relevant to its oversight. In particular, with regard to the company’s most recently completed year-end audit, the audit committee asked the following questions:

•	Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

•	Based on the auditors’ experience and their knowledge of the company, do the company’s financial statements fairly present to investors, with clarity and completeness, the company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and disclosure requirements of the Securities and Exchange Commission?

•	Based on the auditors’ experience and their knowledge of the company, has the company implemented internal controls and internal audit procedures that are appropriate for the company?

      The audit committee believes that, by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

      The audit committee also has discussed with the independent auditors matters required to be discussed with audit committees under auditing standards generally accepted in the United States of America, including, among other things, matters related to the conduct of the audit of the company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

      The company’s independent auditors also provided to the audit committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee has discussed with the independent auditors their independence from the company. When considering Deloitte & Touche LLP’s independence, the audit committee considered whether their provision of services to the company beyond those rendered in connection with their audit and review of the company’s consolidated financial statements was compatible with maintaining their independence. The audit committee also has reviewed, among other things, the amount of fees paid to Deloitte & Touche LLP for audit and non-audit services.

      Based on the audit committee’s review and these meetings, discussions and reports, and subject to the limitations on the audit committee’s role and responsibilities referred to above and in the audit committee charter, the audit committee has recommended to the board of directors that the company’s audited consolidated financial statements for the fiscal year ended February 2, 2002 be included in the company’s annual report on Form 10-K. The audit committee also has recommended the selection of the company’s independent auditors, and, based on the audit committee’s recommendation, the board has selected Deloitte & Touche LLP as the company’s independent auditors for the fiscal year ending February 1, 2003, subject to stockholder ratification.

•	Audit Fees

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for professional services rendered for the audit of the company’s annual financial statements for the year ended February 2, 2002 and for the reviews of the financial statements included in the company’s quarterly reports on Form 10-Q for that fiscal year were $304,879.

•	Financial Information Systems Design and Implementation Fees

There were no fees paid to Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation, as defined in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X, for the fiscal year ended February 2, 2002.

•	All Other Fees

The aggregate fees billed by Deloitte for services rendered to the company, other than services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” for the fiscal year ended February 2, 2002 were $638,251. These other non-audit fees consisted principally of tax-related and review services related to the company’s registration statements.

      Submitted by the audit committee of the board of directors for the fiscal year ended February 2, 2002:

Damon H. Ball
Robert E. Camp
Raymond C. Hemmig
Glenn J. Krevlin

PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

      Our board of directors has appointed the firm of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 1, 2003 and is asking our stockholders to ratify this appointment.

      In the event our stockholders fail to ratify the appointment of Deloitte & Touche LLP, our board of directors will reconsider its selection. Even if the selection is ratified, our board of directors in its discretion may direct the appointment of a different independent auditing firm at any time during the fiscal year if our board believes that such a change would be in our best interests and the best interests of our stockholders.

Vote Required

      Assuming the presence of a quorum, the affirmative vote of the holders of a majority of our common stock and Series A preferred stock (on an as converted to common stock basis), voting together as a single class, represented by proxy or voting in person and entitled to vote at the annual meeting, is required to ratify the selection of Deloitte & Touche LLP.

Presence at the Meeting

      A representative of Deloitte & Touche LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions from the stockholders.

Recommendation of the Board of Directors

      OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING FEBRUARY 1, 2003 AND UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS RATIFY THE SELECTION.

ANNUAL REPORT

      A copy of our annual report for the fiscal year ended February 2, 2002 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of, and to vote at, the annual meeting. The annual report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference into this proxy statement.

FORM 10-K

      We filed an annual report on Form 10-K for the fiscal year ended February 2, 2002 with the Securities and Exchange Commission on May 3, 2002. Stockholders may obtain a copy of the annual report on Form 10-K, without charge, by writing to our Secretary, Kevin W. Shahan, at our principal executive offices located at 15 Koch Road, Suite J, Corte Madera, California 94925.

OTHER MATTERS

      We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the proxyholders to vote the shares they represent as our board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy. It is important that you return your proxy promptly and that your shares be represented. You are urged to mark, date, sign and return the enclosed proxy in the accompanying reply envelope.

RESTORATION HARDWARE, INC.

Dated: May 31, 2002

ANNEX A

RESTORATION HARDWARE, INC.

AUDIT COMMITTEE CHARTER

I.     PURPOSE

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the Corporation’s audit and financial reporting process.

      The independent accountants’ ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.     COMPOSITION

      The Audit Committee shall be comprised of three or more independent directors.

      All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III.     MEETINGS

      The Committee shall meet on a regular basis and shall hold special meetings as circumstances require.

IV.     RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties the Audit Committee shall:

1. Review this Charter at least annually and recommend any changes to the Board.

2. Review the organization’s annual financial statements and any other relevant reports or other financial information.

3. Review the regular internal financial reports prepared by management and any internal auditing department.

4. Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

6. Following completion of the annual audit, review separately with the independent accountants, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

7. Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

A-1

RESTORATION HARDWARE, INC.

PROXY FOR SERIES A PREFERRED STOCK

Annual Meeting of Stockholders, July 10, 2002

THIS PROXY IS SOLICITED ON BEHALF OF RESTORATION HARDWARE, INC. BY ITS BOARD OF DIRECTORS

     The undersigned revokes all previous proxies, acknowledges receipt of the notice of the annual meeting of stockholders to be held on July 10, 2002, the proxy statement and all other proxy materials and appoints Stephen J. Gordon and Gary G. Friedman, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Series A preferred stock of Restoration Hardware, Inc. (either as such or on an as converted to common stock basis) which the undersigned is entitled to vote, either on his, her or its own behalf or on behalf of any entity or entities, at the annual meeting of the stockholders of the company to be held on July 10, 2002, at 9:30 a.m. Pacific Daylight Savings Time at Paradise Park located at 3450 Paradise Drive, Tiburon, California 94925, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark votes as in this example.

     Our board of directors recommends a vote “FOR” the director nominees listed below and a vote “FOR” the other proposal listed below. This proxy, when properly executed, will be voted as specified below. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTOR NOMINEES LISTED BELOW AND FOR THE OTHER PROPOSAL LISTED BELOW.

     1. Election of directors to serve for a three-year term ending in the year 2005 or until their successors are duly elected and qualified:

     Nominees: (01) Damon H. Ball, (02) Raymond C. Hemmig and (03) Glenn J. Krevlin

FOR ALL NOMINEES [ ]	[ ] WITHHELD FROM ALL NOMINEES

[ ]
For all nominees except as noted above.

2.	Ratify the appointment of Deloitte & Touche LLP as the independent auditors of the company for the fiscal year ending February 1, 2003:

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [   ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING [   ]

     Sign exactly as your name(s) appears on your stock certificate(s). If the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Date

Signature	Date

RESTORATION HARDWARE, INC.

PROXY FOR COMMON STOCK

Annual Meeting of Stockholders, July 10, 2002

THIS PROXY IS SOLICITED ON BEHALF OF RESTORATION HARDWARE, INC. BY ITS
BOARD OF DIRECTORS

     The undersigned revokes all previous proxies, acknowledges receipt of the notice of the annual meeting of stockholders to be held on July 10, 2002, the proxy statement and all other proxy materials and appoints Stephen J. Gordon and Gary G. Friedman, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Restoration Hardware, Inc. which the undersigned is entitled to vote, either on his, her or its own behalf or on behalf of any entity or entities, at the annual meeting of the stockholders of the company to be held on July 10, 2002, at 9:30 a.m. Pacific Daylight Savings Time at Paradise Park located at 3450 Paradise Drive, Tiburon, California 94925, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark votes as in this example.

     Our board of directors recommends a vote “FOR” the director nominees listed below and a vote “FOR” the other proposal listed below. This proxy, when properly executed, will be voted as specified below. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTOR NOMINEES LISTED BELOW AND FOR THE OTHER PROPOSAL LISTED BELOW.

1.	Election of directors to serve for a three-year term ending in the year 2005 or until their successors are duly elected and qualified:

Nominees: (01) Damon H. Ball and (02) Raymond C. Hemmig

FOR ALL NOMINEES [ ]	[ ] WITHHELD FROM ALL NOMINEES

[ ]
For all nominees except as noted above.

2.	Ratify the appointment of Deloitte & Touche LLP as the independent auditors of the company for the fiscal year ending February 1, 2003:

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [    ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING [    ]

     Sign exactly as your name(s) appears on your stock certificate(s). If the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Date

Signature	Date